DST SYSTEMS, INC. ANNOUNCES
THIRD QUARTER 2016 FINANCIAL RESULTS

KANSAS CITY, MO - October 20, 2016 – DST Systems, Inc. (NYSE: DST) reported consolidated net income attributable to DST of $273.3 million ($8.28 per diluted share) for the third quarter 2016 compared to $75.1 million ($2.08 per diluted share) for the third quarter 2015. Net income attributable to DST for the nine months ended September 30, 2016 was $384.4 million ($11.43 per diluted share) compared to $290.4 million ($7.87 per diluted share) for the nine months ended September 30, 2015.

Income from continuing operations (excludes discontinued operations) attributable to DST Systems, Inc. (“DST Earnings”) was $50.5 million ($1.53 per diluted share) for the third quarter 2016 compared to $66.1 million ($1.83 per diluted share) for the third quarter 2015. DST Earnings for the nine months ended September 30, 2016 was $124.4 million ($3.70 per diluted share) compared to $254.7 million ($6.90 per diluted share) for the nine months ended September 30, 2015.

Taking into account certain non-GAAP adjustments, DST Earnings were $50.7 million ($1.53 per diluted share) for third quarter 2016 compared to $48.0 million ($1.33 per diluted share) for third quarter 2015, and $137.0 million ($4.08 per diluted share) for the nine months ended September 30, 2016 compared to $130.9 million ($3.55 per diluted share) for the nine months ended September 30, 2015.

“Overall, we are pleased with our third quarter results, which demonstrate the capability and strength of our teams around the world and the benefit of our streamlined focus on our Health and Wealth strategy. We delivered positive operating results, with both our healthcare and financial services segments delivering revenue growth and expanded margins over prior year,” said Steve Hooley, Chairman, CEO and President of DST. “We continue to navigate a challenging and competitive environment that is pressuring our outlook. However, we are confident that, with a number of tools at our disposal, we can successfully continue to win significant business, support our customers with superior solutions and services and remain at the forefront of our industry.”

Consolidated Financial Highlights

Operating Results

Third quarter 2016 diluted earnings per share from continuing operations (excludes discontinued operations), after non-GAAP adjustments, was $1.53, an increase of $0.20 or 15.0% from third quarter 2015. Significant items impacting the quarterly results include the following:

•
Consolidated operating revenues (excludes out-of-pocket reimbursements) increased $12.1 million or 3.4% to $365.5 million as compared to third quarter 2015, primarily due to new and existing client growth across a number of our service offerings and year-over-year growth from businesses acquired during 2015 and 2016, partially offset by lower revenue within the Financial Services segment as we extended customer contracts with lower pricing.

•
Consolidated operating income increased $7.2 million or 10.8% to $73.6 million as compared to third quarter 2015. The increase in operating income is primarily due to growth within the Healthcare Services segment.

•	Equity in earnings of unconsolidated affiliates decreased $4.8 million to $7.0 million as compared to third quarter 2015, primarily from lower earnings from IFDS.

•
Weighted average diluted shares outstanding for third quarter 2016 were 33.0 million, a decrease of 3.2 million shares or 8.8% from third quarter 2015, primarily as a result of share repurchases during 2015 and 2016.

Recent Business Transactions

On July 1, 2016, DST completed the sale of our North American Customer Communications business for cash consideration of $410.0 million, subject to customary working capital and other adjustments pursuant to the terms of the transaction. The Company recorded an estimated pretax gain of $340.1 million on the sale during the third quarter 2016, which has been presented as a component of discontinued operations.

Monetization and Share Repurchase Activity

•
DST monetized $5.0 million of investment assets during third quarter 2016, the two largest components being $1.8 million from the sale of marketable securities and $2.7 million from private equity investment distributions.

•
During the third quarter 2016, the Company spent $75.0 million to repurchase approximately 630,000 shares of DST common stock. During October 2016, approximately $45.0 million has been spent thus far to repurchase approximately 400,000 shares of DST common stock, resulting in $180.0 million remaining under the existing share repurchase plan.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services segment (excluding out-of-pocket reimbursements) for third quarter 2016 increased $2.5 million or 0.9% to $270.2 million as compared to third quarter 2015. The operating revenue increase is primarily driven from the businesses acquired during 2015 and 2016, which contributed $9.0 million of incremental operating revenues during the third quarter 2016. In September 2016, we also completed the conversion of approximately 10.0 million subaccounts associated with the previously announced new client contract, which resulted in incremental revenue. These increases were partly offset by a decline in mutual fund registered shareowner account processing revenue due to lower registered accounts, primarily as a result of subaccounting conversions, lower revenue due to extending certain long-term contracts with lower pricing, and approximately $0.6 million of negative foreign currency movements. Software license revenues of $6.9 million in third quarter 2016 were also $1.1 million lower as compared to third quarter 2015.

Financial Services segment operating income increased $3.3 million or 6.4% during third quarter 2016 to $54.6 million as compared to third quarter 2015. The increase in operating income is primarily due to higher revenues and increased cost savings resulting from previously implemented restructuring and other cost containment initiatives. Operating margin for third quarter 2016 was 20.2% as compared to 19.2% in 2015.

Healthcare Services Segment

Healthcare Services segment operating revenues (excluding out-of-pocket reimbursements) increased $12.1 million or 12.9% during third quarter 2016 to $106.1 million as compared to third quarter 2015. The increase is primarily attributable to new medical claims processing clients implemented during 2016, organic growth and expansion of the high-value services we are offering to existing clients in both the medical and pharmacy businesses, as well as a $0.4 million increase from higher software license revenue in third quarter 2016 as compared to third quarter 2015.

Healthcare Services segment operating income increased $4.9 million or 33.1% during third quarter 2016 to $19.7 million, primarily due to higher revenues. While costs and expenses increased from higher staffing costs associated with supporting the new and existing client growth, enhanced economies of scale were achieved as new clients were converted. Operating margin for third quarter 2016 was 18.6% as compared to 15.7% in the third quarter 2015.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
IFDS	$4.3	$8.6	$12.1	$25.6
BFDS	1.2	1.4	5.5	3.9
Other	1.5	1.8	6.3	6.1
	$7.0	$11.8	$23.9	$35.6

DST’s equity in earnings of unconsolidated affiliates decreased primarily from lower earnings at IFDS. The decrease in IFDS equity in earnings from third quarter 2015 is primarily the result of lower revenues recognized related to the ongoing client conversion activities and higher operating costs as IFDS expands its infrastructure to address increasing regulatory, compliance and security needs.

The multi-year implementation efforts for the previously announced two IFDS wealth management platform clients are continuing to progress, however the scope and timing continues to be adjusted as client requirements evolve. As the projects are completed and the underlying modules are placed into production, we expect that IFDS’ earnings will decrease due to the amortization of the capitalized software costs coupled with the decline in implementation revenue.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs and other similar items. Beginning in first quarter 2016, we have also included acquired intangible asset amortization. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Operating revenues	$365.5	$353.4	$1,100.7	$1,042.7
Out-of-pocket reimbursements	21.2	18.2	57.2	48.1
Total revenues	386.7	371.6	1,157.9	1,090.8

Costs and expenses	289.6	287.1	916.9	854.3
Depreciation and amortization	22.8	22.9	69.1	66.0
Operating income	74.3	61.6	171.9	170.5

Interest expense	(5.4)	(5.8)	(18.0)	(17.7)
Other income, net	6.7	14.4	20.0	189.9
Equity in earnings of unconsolidated affiliates	7.0	11.8	23.9	39.2
Income from continuing operations before income taxes and non-controlling interest	82.6	82.0	197.8	381.9

Income taxes	31.6	15.9	73.8	127.2
Income from continuing operations before non-controlling interest	51.0	66.1	124.0	254.7

Income from discontinued operations, net of tax	222.8	9.0	260.0	35.7
Net income	273.8	75.1	384.0	290.4

Net (income) loss attributable to non-controlling interest	(0.5)	—	0.4	—
Net income attributable to DST Systems, Inc.	$273.3	$75.1	$384.4	$290.4

Weighted average common shares outstanding	32.7	35.7	33.3	36.5
Weighted average diluted shares outstanding	33.0	36.2	33.6	36.9

Basic earnings per share:
Continuing operations attributable to DST Systems, Inc.	$1.54	$1.85	$3.74	$6.98
Discontinued operations	6.81	0.25	7.82	0.98
Basic earnings per share	$8.35	$2.10	$11.56	$7.96

Diluted earnings per share:
Continuing operations attributable to DST Systems, Inc.	$1.53	$1.83	$3.70	$6.90
Discontinued operations	6.75	0.25	7.73	0.97
Diluted earnings per share	$8.28	$2.08	$11.43	$7.87

Cash dividends per share of common stock	$0.33	$0.30	$0.99	$0.90

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended September 30, 2016
	Financial Services	Healthcare Services	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$259.4	$106.1	$—	$—	$365.5
Intersegment operating revenues	10.8	—	—	(10.8)	—
Out-of-pocket reimbursements	19.4	1.8	—	—	21.2
Total revenues	289.6	107.9	—	(10.8)	386.7
Costs and expenses	213.7	86.0	0.7	(10.8)	289.6
Depreciation and amortization	19.0	3.8	—	—	22.8
Operating income (loss)	$56.9	$18.1	$(0.7)	$—	$74.3

Capital expenditures	$14.6	$1.5	$—	$—	$16.1

	Three Months Ended September 30, 2015
	Financial Services	Healthcare Services	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$258.5	$94.0	$0.9	$—	$353.4
Intersegment operating revenues	9.2	—	—	(9.2)	—
Out-of-pocket reimbursements	15.9	2.4	—	(0.1)	18.2
Total revenues	283.6	96.4	0.9	(9.3)	371.6
Costs and expenses	217.6	78.4	0.4	(9.3)	287.1
Depreciation and amortization	17.9	4.8	0.2	—	22.9
Operating income	$48.1	$13.2	$0.3	$—	$61.6

Capital expenditures	$20.8	$1.7	$—	$—	$22.5

	Nine Months Ended September 30, 2016
	Financial Services	Healthcare Services	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$785.6	$314.3	$0.8	$—	$1,100.7
Intersegment operating revenues	31.9	—	—	(31.9)	—
Out-of-pocket reimbursements	51.0	6.3	—	(0.1)	57.2
Total revenues	868.5	320.6	0.8	(32.0)	1,157.9
Costs and expenses	688.4	258.1	2.4	(32.0)	916.9
Depreciation and amortization	56.4	12.0	0.7	—	69.1
Operating income (loss)	$123.7	$50.5	$(2.3)	$—	$171.9

Capital expenditures	$38.1	$3.8	$—	$—	$41.9

	Nine Months Ended September 30, 2015
	Financial Services	Healthcare Services	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$762.4	$278.0	$2.3	$—	$1,042.7
Intersegment operating revenues	28.8	—	—	(28.8)	—
Out-of-pocket reimbursements	42.9	5.9	—	(0.7)	48.1
Total revenues	834.1	283.9	2.3	(29.5)	1,090.8
Costs and expenses	647.6	237.6	(1.4)	(29.5)	854.3
Depreciation and amortization	51.4	14.0	0.6	—	66.0
Operating income	$135.1	$32.3	$3.1	$—	$170.5

Capital expenditures	$73.0	$5.5	$—	$—	$78.5

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$180.9	$79.5
Funds held on behalf of clients	312.3	480.2
Client funding receivable	60.7	53.2
Accounts receivable	204.0	214.8
Other assets	48.1	49.8
Current assets held for sale	95.2	178.0
	901.2	1,055.5

Investments	372.1	418.2
Unconsolidated affiliates	338.2	312.2
Properties, net	236.7	256.7
Intangible assets, net	146.9	135.8
Goodwill	518.0	458.3
Other assets	52.2	57.0
Noncurrent assets held for sale	—	119.5
Total assets	$2,565.3	$2,813.2

Liabilities
Current liabilities
Current portion of debt	$194.1	$5.6
Client funds obligations	373.0	533.4
Accounts payable	60.6	51.2
Accrued compensation and benefits	95.4	126.5
Deferred revenues and gains	25.9	50.4
Income taxes payable	77.0	—
Other liabilities	74.6	66.2
Current liabilities held for sale	27.9	115.4
	928.5	948.7

Long-term debt	234.6	556.5
Income taxes payable	70.9	73.8
Deferred income taxes	129.8	104.7
Other liabilities	22.6	23.9
Noncurrent liabilities held for sale	—	44.5
Total liabilities	1,386.4	1,752.1

Redeemable Non-controlling Interest	21.4	15.1

Stockholders’ equity	1,157.5	1,046.0
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$2,565.3	$2,813.2

Common shares outstanding	32.7	34.3

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Three Months Ended September 30,
(Unaudited - in millions, except per share amounts)

	2016
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income (a)	Income (b)	Earnings (c)	EPS
Reported GAAP results	$365.5	$74.3	$82.6	$51.0	$50.5	$1.53
Adjusted to remove:
Amortization of intangible assets (1)	—	5.8	5.8	3.9	3.9	0.11
Reversal of accrued contingent consideration (2)	—	(6.5)	(6.5)	(4.1)	(4.1)	(0.12)
Net gain on securities and other investments (3)	—	—	(4.4)	(2.7)	(2.2)	(0.07)
Income tax items (4)	—	—	—	2.6	2.6	0.08
Adjusted Non-GAAP results	$365.5	$73.6	$77.5	$50.7	$50.7	$1.53

	2015
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income (a)	Income (b)	Earnings (c)	EPS
Reported GAAP results	$353.4	$61.6	$82.0	$66.1	$66.1	$1.83
Adjusted to remove:
Amortization of intangible assets (1)	—	4.8	4.8	3.1	3.1	0.09
Net gain on securities and other investments (3)	—	—	(14.9)	(9.3)	(9.3)	(0.26)
Income tax items (4)	—	—	—	(11.9)	(11.9)	(0.33)
Adjusted Non-GAAP results	$353.4	$66.4	$71.9	$48.0	$48.0	$1.33

	2016
	Financial Services	Healthcare Services	Investments / Other	Consolidated Total
Reported GAAP Operating Income (Loss)	$56.9	$18.1	$(0.7)	$74.3
Adjusted to remove:
Amortization of intangible assets (1)	4.2	1.6	—	5.8
Reversal of accrued contingent consideration (2)	(6.5)	—	—	(6.5)
Adjusted Non-GAAP Operating Income (Loss)	$54.6	$19.7	$(0.7)	$73.6

	2015
	Financial Services	Healthcare Services	Investments / Other	Consolidated Total
Reported GAAP Operating Income	$48.1	$13.2	$0.3	$61.6
Adjusted to remove:
Amortization of intangible assets (1)	3.2	1.6	—	4.8
Adjusted Non-GAAP Operating Income	$51.3	$14.8	$0.3	$66.4

(a) Pretax Income has been defined as “Income from continuing operations before income taxes and non-controlling interest.”
(b) Net Income has been defined as “Income from continuing operations before non-controlling interest.”
(c) DST Earnings has been defined as “Income from continuing operations attributable to DST Systems, Inc.”

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS - CONTINUING OPERATIONS
Nine Months Ended September 30,
(Unaudited - in millions, except per share amounts)

	2016
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income (a)	Income (b)	Earnings (c)	EPS
Reported GAAP results	$1,100.7	$171.9	$197.8	$124.0	$124.4	$3.70
Adjusted to remove:
Restructuring charges (5)	—	13.4	13.4	8.4	8.4	0.25
Amortization of intangible assets (1)	—	17.1	17.1	11.0	11.0	0.33
Reversal of accrued contingent consideration (2)		(6.5)	(6.5)	(4.1)	(4.1)	(0.12)
Software impairment (6)	—	6.0	6.0	3.7	3.7	0.11
Net gain on securities and other investments (3)	—	—	(15.9)	(9.9)	(10.3)	(0.31)
Income tax items (4)	—	—	—	3.9	3.9	0.12
Adjusted Non-GAAP results	$1,100.7	$201.9	$211.9	$137.0	$137.0	$4.08

	2015
	Operating	Operating	Pretax	Net	DST	Diluted
	Revenue	Income	Income (a)	Income (b)	Earnings (c)	EPS
Reported GAAP results	$1,042.7	$170.5	$381.9	$254.7	$254.7	$6.90
Adjusted to remove:
Amortization of intangible assets (1)	—	13.6	13.6	8.7	8.7	0.24
Net gain on sale of real estate (7)	—	(3.0)	(3.0)	(1.8)	(1.8)	(0.05)
Net gain on securities and other investments (3)	—	—	(186.7)	(116.5)	(116.5)	(3.16)
Net gain from unconsolidated affiliates (8)	—	—	(3.6)	(2.3)	(2.3)	(0.06)
Income tax items (4)	—	—	—	(11.9)	(11.9)	(0.32)
Adjusted Non-GAAP results	$1,042.7	$181.1	$202.2	$130.9	$130.9	$3.55

	2016
	Financial Services	Healthcare Services	Investments / Other	Consolidated Total
Reported GAAP Operating Income (Loss)	$123.7	$50.5	$(2.3)	$171.9
Adjusted to remove:
Restructuring charges (5)	11.8	1.6	—	13.4
Amortization of intangible assets (1)	12.4	4.7	—	17.1
Reversal of accrued contingent consideration (2)	(6.5)	—	—	(6.5)
Software impairment (6)	6.0	—	—	6.0
Adjusted Non-GAAP Operating Income (Loss)	$147.4	$56.8	$(2.3)	$201.9

	2015
	Financial Services	Healthcare Services	Investments / Other	Consolidated Total
Reported GAAP Operating Income	$135.1	$32.3	$3.1	$170.5
Adjusted to remove:
Amortization of intangible assets (1)	8.8	4.8	—	13.6
Net gain on sale of real estate (7)	—	—	(3.0)	(3.0)
Adjusted Non-GAAP Operating Income	$143.9	$37.1	$0.1	$181.1

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1) The amortization of intangible assets is included in the Condensed Consolidated Statement of Income within the Depreciation and amortization line item. The adjustment comprises all non-cash amortization of acquired intangible assets and acquired software.

(2) The reversal of previously accrued performance-related contingent consideration for prior acquisitions is recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(3)
Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds, seed capital investments and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(4)
Income tax items relate to benefits realized from the release of particular uncertain tax positions settled, effectively settled or otherwise remeasured during the period or transaction related taxes. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(5)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(6) The software impairment is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(7)	The gain on sale of real estate is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(8)
The net gain from unconsolidated affiliates, resulting from an affiliate’s sale of real estate assets and DST’s sale of unconsolidated affiliates, are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

DST SYSTEMS, INC.
STATISTICAL INFORMATION - FINANCIAL SERVICES
(Unaudited - in millions, except as noted)

	September 30, 2016	December 31, 2015	September 30, 2015
U.S. mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	26.4	27.0	28.0
IRA mutual fund accounts	21.3	21.8	22.0
Other retirement accounts	8.1	8.2	8.0
Section 529 and Educational IRAs	7.6	8.4	8.5
Registered accounts - tax-advantaged	37.0	38.4	38.5
Total registered accounts	63.4	65.4	66.5
Subaccounts	41.3	31.3	30.3
Total U.S. mutual fund shareowner accounts	104.7	96.7	96.8

International mutual fund shareowner accounts processed:
IFDS U.K.	9.0	8.8	11.7
IFDS L.P. (Canada)	13.4	13.3	12.9

Defined contribution participant accounts	6.5	7.0	6.7

Automatic Work Distributor workstations (in thousands)	212.2	211.4	210.9

ALPS (in billions of U.S. dollars):
Assets Under Management	$16.1	$14.7	$14.1
Assets Under Administration	$176.1	$140.4	$134.8

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Changes in registered accounts:
Beginning balance	64.2	67.4	65.4	68.8
Subaccounting conversions to DST platforms	—	(0.4)	(0.1)	(1.3)
Subaccounting conversions to non-DST platforms	—	(0.1)	(0.4)	(0.7)
Conversions to non-DST platforms	(0.4)	(0.2)	(0.6)	(0.3)
Organic growth (decline)	(0.4)	(0.2)	(0.9)	—
Ending balance	63.4	66.5	63.4	66.5

Changes in subaccounts:
Beginning balance	30.4	30.0	31.3	28.6
New client conversions	10.5	—	10.7	—
Conversions from non-DST registered platforms	—	0.2	—	0.4
Conversions from DST’s registered accounts	—	0.4	0.1	1.3
Organic growth (decline)	0.4	(0.3)	(0.8)	—
Ending balance	41.3	30.3	41.3	30.3

Defined contribution participant accounts:
Beginning balance	6.4	6.4	7.0	7.2
Organic growth (decline)	0.1	0.3	(0.5)	(0.5)
Ending balance	6.5	6.7	6.5	6.7

DST SYSTEMS, INC.
STATISTICAL INFORMATION - HEALTHCARE SERVICES
(Unaudited - in millions, except as noted)

	September 30, 2016	December 31, 2015	September 30, 2015

DST Health Solutions covered lives	23.9	26.0	25.3

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Argus pharmacy paid claims	125.7	123.7	379.3	365.9

About DST Systems
DST Systems, Inc. (NYSE:  DST) is a leading provider of specialized technology, strategic advisory, and business operations outsourcing to the financial and healthcare industries. We enable clients to transform complexity into strategic advantage by helping them continually stay ahead of and capitalize on ever-changing customer, business and regulatory requirements in the world’s most demanding industries. For more information, visit the DST website at www.dstsystems.com.

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503